Exhibit 99.2

TRANSACT TECHNOLOGIES’ 2015 SECOND QUARTER REVENUE INCREASES 25% TO $17.2 MILLION DRIVING NINE-FOLD INCREASE IN DILUTED EPS TO $0.18

Hamden, CT – August 4, 2015 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”) today reported operating results for the second quarter ended June 30, 2015, as summarized below:

Summary of 2015 Q2 Results
(In millions, except per share and percentage data)

	Three Months Ended June 30,
	2015	2014
Net sales	$17.2	$13.8
Gross profit	$7.2	$5.8
Gross margin	41.6%	41.9%
Operating income	$2.2	$0.3
EBITDA(1)(2)	$2.6	$0.7
Net income	$1.4	$0.2
Diluted earnings per share	$0.18	$0.02

Adjusted operating income(2)	$2.2	$0.4
Adjusted EBITDA(1)(2)	$2.7	$0.9
Adjusted net income(2)	$1.4	$0.2
Adjusted diluted earnings per share(2)	$0.18	$0.02

(1)
EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization.  A reconciliation of EBITDA to net income, the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.  Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation, amortization and adjusted for share-based compensation and the impact of certain legal fees and adjustments to accrued contingent consideration from the Printrex acquisition as described later in this release.  A reconciliation of Adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

(2)	Reconciliations of GAAP financial measures to corresponding non-GAAP financial measures can be found attached to this release.

Bart Shuldman, Chairman and Chief Executive Officer of TransAct, commented, “The strong second quarter results highlight the benefit of our initiatives to diversify our product portfolio across multiple global industries.  Our success with these initiatives resulted in significant year-over-year improvements in revenue, gross profit, EBITDA, net income and diluted EPS in the second quarter.  The 2015 second quarter results reflect significant growth in food safety terminal sales, the second consecutive quarter of strong lottery printer sales and solid worldwide market share growth in our casino and gaming business.  Our growth in these markets and continued focus on prudent management of our costs drove a very good quarter for TransAct.

“Sales of our AccuDate 9700 food rotation terminal continue to gain momentum as we are now generating consistent orders from a growing number of restaurant and foodservice operators as they recognize the savings this solution helps deliver by cutting food waste, reducing labor costs and lowering the risk of food spoilage.  Simultaneous with the acceleration in market penetration for the AccuDate 9700, we are also making very notable progress with the introduction of our AccuDate Pro, a comprehensive back-of-the-house ‘restaurant assistant’ that has opened up additional opportunities in the restaurant and foodservice industry.  We expect to generate initial sales of the AccuDate Pro in the current quarter and importantly, as it gains acceptance in the marketplace and becomes established as a unique system solution that helps improve efficiency across multiple areas of a restaurant’s operations, we expect it will begin to offer us new recurring revenue opportunities.

“Reflecting the continued success of our Epic™ line of ticket-in, ticket-out printers, we believe TransAct is garnering its highest ever ship share in this sector.  Our engineering and development team has created industry-leading printers that are increasingly in demand from casino and gaming operators due to their reliability and ease of use while our sales and marketing organization continues to deliver the highest level of customer service for our operators around the world.  We also expect to benefit in the second half of the year and into 2016 from additional installations of our Epicentral® promotion and bonusing print system.

“While ongoing challenges in the oil and gas drilling industry, including a significant slowdown in active drilling sites, continue to impact sales of our Printrex line of oil and gas exploration printers, we remain focused on optimizing the profitability of this product line and continue to benefit from recurring revenue from sales of consumables for these products.  We are also rolling out the Responder MP2 all-in-one mobile printing solution for the machine-to-machine market and expect to benefit from higher sales of this product in the second half of the year.”

Mr. Shuldman concluded, “Through the first half of 2015 the transformation in TransAct was evident as revenue rose nearly 22%, driving 155% growth in Adjusted EBITDA to $5.2 million and a 350% increase in adjusted net income compared to the same period last year.  We expect improved margins in the second half of the year as we anticipate our sales mix to reflect a greater percentage of higher-margin products that we recently introduced.  With a successful first half of the year in place, we remain focused on further sales execution from our diversified portfolio of products over the balance of 2015 as we continue to make progress on our commitment that this year ‘It’s All About Sales.’”

Review of Balance Sheet and Capital Return Initiatives
As of June 30, 2015, TransAct had approximately $2.3 million of cash and cash equivalents and no debt.  The quarter-end cash position is inclusive of the repayment of $2.5 million in borrowings under the Company’s revolving credit facility, which had been drawn on in April 2015 to partially fund a $3.6 million payment to Avery Dennison Corporation pursuant to a settlement agreement that resolved a lawsuit between the parties.  During the 2015 second quarter, the Company paid a dividend to shareholders of $0.08 per share and did not repurchase any shares of its common stock in the period.  Through its regular quarterly dividend and the repurchase of common stock earlier in the year, TransAct has returned more than $2.3 million to shareholders in the first half of 2015.

Steve DeMartino, President and Chief Financial Officer of TransAct, commented, “We generated solid free cash flow in the second quarter of 2015 through a combination of higher sales and our successful implementation of a cost reduction plan that is on pace to exceed the targeted $1 million of annual savings.  Our quarter-end cash position is notable as during the quarter we continued to return capital to shareholders through our regular quarterly dividend and completely repaid $2.5 million in borrowings on our credit facility earlier than we anticipated.  Our ability to generate consistent free cash flow continues to strengthen the foundation we have in place to support the rollout of our diversified product portfolio to address high-growth global market opportunities while consistently returning capital to shareholders.”

Summary of 2015 Second Quarter Operating Results
TransAct generated 2015 second quarter net sales of $17.2 million compared with net sales of $13.8 million in the 2014 second quarter.  Casino and gaming revenue in the 2015 second quarter increased 18% to $7.3 million compared to $6.1 million in the prior year period reflecting the benefit of the installation of Epicentral at Resorts World Casino in New York and a year-over-year increase in revenue from international markets.  Food safety, point-of-sale (POS) and banking revenue increased $0.7 million to $3.4 million in the 2015 second quarter as sales of food safety terminals increased 77% year over year and by 20% on a quarterly sequential basis.  Lottery printer sales for the 2015 second quarter were $2.9 million, compared with $0.8 million in the 2014 second quarter.  Printrex® revenues were $0.2 million in the 2015 second quarter compared to $1.0 million in the year-ago quarter, and the Company’s TransAct Services Group recorded net sales of $3.4 million compared to $3.1 million in the year-ago period on stronger sales of spare parts.

Gross margin of 41.6% in the second quarter of 2015 compares to gross margin of 41.9% in the year-ago quarter, and gross profit rose 24% year over year to $7.2 million reflecting the 25% increase in sales.

Total operating expenses for the 2015 second quarter were $5.0 million compared to $5.4 million in the year-ago quarter reflecting the Company’s successful execution of its cost reduction initiative.

TransAct recorded operating income of $2.2 million, or 12.8% of net sales, for the 2015 second quarter compared to $0.3 million, or 2.5% of net sales, in the 2014 second quarter.  Net income in the 2015 second quarter was $1.4 million, or $0.18 per diluted share, compared to net income of $0.2 million, or $0.02 per diluted share, in the prior-year period.

2015 Second Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, August 4, 2015, beginning at 4:30 p.m. ET.  Both the call and the webcast are open to the general public.  The conference call number is 678-825-8259 (domestic or international).  Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”).  Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures
TransAct has provided adjusted non-GAAP financial measures because the Company believes that these amounts are helpful to investors and others to more accurately assess the ongoing nature of TransAct's core operations.  The adjusted non-GAAP measures exclude the effect in the applicable periods presented of non-GAAP adjustments contained in the tables included with this release.  These items have been excluded from adjusted non-GAAP financial measures as management does not believe that they are representative of underlying trends in the Company's performance.  Their exclusion provides investors and others with additional information to more readily assess the Company's operating results.  The Company uses the non-GAAP financial measures internally to focus management on the results of the Company's core business. The presentation of this additional non-GAAP information is not considered superior to or a substitute for the financial information prepared in accordance with GAAP.

Adjusted operating income is defined as operating income adjusted for the impact of legal fees related to the lawsuit with Avery Dennison Corporation and adjustments to accrued contingent consideration from the Printrex acquisition.

Adjusted net income is defined as net income adjusted for the tax-effected impact of legal fees related to the lawsuit with Avery Dennison Corporation and adjustments to accrued contingent consideration from the Printrex acquisition.

Adjusted diluted earnings per share is defined as adjusted net income divided by diluted shares outstanding.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a leader in developing and manufacturing market-specific solutions, including printers, terminals, software and other products for transaction-based and other industries.  These industries include casino and gaming, lottery, food safety, banking, point-of-sale, hospitality, oil and gas, and medical and mobile.  TransAct printers and products are designed from the ground up based on market-specific requirements and are sold under the AccuDate™, Ithaca®, RESPONDER, Epic®, EPICENTRAL® and Printrex® product brands.  TransAct distributes its printers and terminals through OEMs, value-added resellers, selected distributors, and direct to end-users.  TransAct has over 2.7 million printers and terminals installed around the world.  TransAct is also committed to providing world-class printer service, spare parts, accessories and printing supplies to its growing worldwide installed base of products.  Through its TransAct Services Group, TransAct provides a complete range of supplies and consumable items used in the printing and scanning activities of customers in the hospitality, banking, retail, gaming, government and oil and gas exploration markets.  Through its webstore, http://www.transactsupplies.com, and a direct selling team, TransAct addresses the on-line demand for these products.  TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call 203.859.6800.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or other similar words.  All forward-looking statements involve risks and uncertainties, including, but not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; our competitors introducing new products into the marketplace; our ability to successfully develop new products; our dependence on significant customers; our dependence on significant vendors; dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our ability to protect intellectual property; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; the economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; risks associated with potential future acquisitions; our new line of food safety and oil and gas products driving increased adoption by customers; and other risk factors detailed from time to time in TransAct's reports filed with the Securities and Exchange Commission.  Actual results may differ materially from those discussed in, or implied by, the forward-looking statements.  The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

# # #

Investor Contact:
Steve DeMartino President and Chief Financial Officer TransAct Technologies Incorporated 203-859-6810	Richard Land, Joseph Jaffoni, Jim Leahy JCIR 212-835-8500 or tact@jcir.com

- Financial tables follow -

TRANSACT TECHNOLOGIES INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30,		June 30,
	2015	2014	2015	2014
Net sales	$17,224	$13,804	$33,388	$27,423
Cost of sales	10,063	8,016	19,735	15,909
Gross profit	7,161	5,788	13,653	11,514

Operating expenses:
Engineering, design and product development	860	1,151	1,728	2,381
Selling and marketing	2,100	2,257	3,923	4,222
General and administrative	2,002	2,000	3,842	3,888
Legal fees and settlement expenses associated with lawsuit	(6)	35	1,738	47
	4,956	5,443	11,231	10,538
Operating income	2,205	345	2,422	976

Interest and other income (expense):
Interest, net	(10)	(12)	(16)	(26)
Other, net	(26)	(12)	(12)	(20)
	(36)	(24)	(28)	(46)

Income before income taxes	2,169	321	2,394	930
Income tax provision	781	146	862	361
Net income	$1,388	$175	$1,532	$569

Net income per common share:
Basic	$0.18	$0.02	$0.20	$0.07
Diluted	$0.18	$0.02	$0.20	$0.07

Shares used in per share calculation:
Basic	7,798	8,376	7,827	8,374
Diluted	7,819	8,520	7,847	8,538

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:
	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Food safety, point-of-sale and banking	$3,427	$2,747	$5,649	$4,516
Casino and gaming	7,257	6,124	12,838	12,666
Lottery	2,939	849	6,970	1,670
Printrex	220	996	927	1,970
TransAct Services Group	3,381	3,088	7,004	6,601
Total net sales	$17,224	$13,804	$33,388	$27,423

TRANSACT TECHNOLOGIES INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(In thousands)	2015	2014
Assets:
Current assets:
Cash and cash equivalents	$2,293	$3,131
Accounts receivable, net	11,076	9,094
Inventories	10,967	11,806
Deferred tax assets	1,806	3,068
Other current assets	1,151	898
Total current assets	27,293	27,997

Fixed assets, net	2,368	2,438
Goodwill	2,621	2,621
Deferred tax assets	1,066	1,068
Intangible assets, net	1,083	1,341
Other assets	23	26
	7,161	7,494
Total assets	$34,454	$35,491

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$6,235	$2,365
Accrued liabilities	2,400	3,320
Income taxes payable	31	13
Accrued lawsuit settlement expenses	-	3,625
Deferred revenue	279	313
Total current liabilities	8,945	9,636

Deferred revenue, net of current portion	70	64
Deferred rent, net of current portion	133	172
Other liabilities	249	225
	452	461
Total liabilities	9,397	10,097

Shareholders’ equity:
Common stock	111	111
Additional paid-in capital	28,557	28,167
Retained earnings	22,638	22,349
Accumulated other comprehensive loss, net of tax	(68)	(72)
Treasury stock, at cost	(26,181)	(25,161)
Total shareholders’ equity	25,057	25,394
Total liabilities and shareholders’ equity	$34,454	$35,491

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended June 30, 2015
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$4,956	$6	$4,962
% of net sales	28.8%		28.8%

Operating income	2,205	(6)	2,199
% of net sales	12.8%		12.8%

Income before income taxes	2,169	(6)	2,163
Income tax provision	781	(2)	779
Net income	1,388	(4)	1,384
Diluted net income per share	$0.18	$0.00	$0.18

(1)
Adjustments include a reversal of $25 of accrued settlement expenses partially offset by $19 of legal and other expenses related to the lawsuit with Avery Dennison Corporation.  Such adjustments were tax effected using an effective tax rate of 36.0%.

	Three months ended June 30, 2014
	Reported	Adjustments (2)	Adjusted Non-GAAP
Operating expenses	$5,443	$(15)	$5,428
% of net sales	39.4%		39.3%

Operating income	345	15	360
% of net sales	2.5%		2.6%

Income before income taxes	321	15	336
Income tax provision	146	5	151
Net income	175	10	185
Diluted net income per share	$0.02	$0.00	$0.02

(2)
Adjustments include (i) $20 of income related to an adjustment to accrued contingent consideration from the Printrex acquisition and (ii) $35 of legal and other expenses related to the lawsuit with Avery Dennison Corporation.  Such adjustments were tax effected using an effective tax rate of 34.0%.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Unaudited, thousands of dollars, except percentages and per share amounts)

	Six months ended June 30, 2015
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$11,231	$(1,738)	$9,493
% of net sales	33.6%		28.4%

Operating income	2,422	1,738	4,160
% of net sales	7.3%		12.5%

Income before income taxes	2,394	1,738	4,132
Income tax provision	862	626	1,488
Net income	1,532	1,112	2,644
Diluted net income per share	$0.20	$0.14	$0.34

(3)
Adjustments include $1,763 of legal and other expenses partially offset by a $25 reversal of accrued settlement expenses related to the lawsuit with Avery Dennison Corporation.  Such adjustments were tax effected using an effective tax rate of 36.0%.

	Six months ended June 30, 2014
	Reported	Adjustments (4)	Adjusted Non-GAAP
Operating expenses	$10,538	$(27)	$10,511
% of net sales	38.4%		38.3%

Operating income	976	27	1,003
% of net sales	3.6%		3.7%

Income before income taxes	930	27	957
Income tax provision	361	9	370
Net income	569	18	587
Diluted net income per share	$0.07	$0.00	$0.07

(4)
Adjustments include (i) $20 of income related to an adjustment to accrued contingent consideration from the Printrex acquisition and (ii) $47 of legal and other expenses related to the lawsuit with Avery Dennison Corporation.  Such adjustments were tax effected using an effective tax rate of 34.0%.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2015	2014	2015	2014
Net income	$1,388	$175	$1,532	$569

Interest (income) expense, net	10	12	16	26
Income tax provision	781	146	862	361
Depreciation and amortization	373	367	734	727

EBITDA	2,552	700	3,144	1,683

Share-based compensation expense	127	164	269	309
Legal fees and settlement expenses associated with lawsuit	(6)	35	1,738	47
Adjustment to accrued contingent consideration	-	(20)	-	(20)

Adjusted EBITDA	$2,673	$879	$5,151	$2,019